Exhibit 16.1

Ernst & Young LLP	Tel: +1 415 894 8000
Suite 1600	Fax: +1 415 894 8099
560 Mission St.	ey.com
San Francisco, CA, 94105

November 17, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the “Changes in Accountants” section in response to Item 304(a) in Form S-1 of Affirm Holdings, Inc. and are in agreement with the statements contained in this section therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

San Francisco, California